EXHIBIT 5.1

[LETTERHEAD OF CLEARY, GOTTLIEB, STEEN & HAMILTON]

Writer's Direct Dial: (212) 225-2420
E-Mail: sshalen@cgsh.com

                                                     December 5, 2002

Southwestern Energy Company
2350 North Sam Houston Parkway East
Suite 300
Houston, Texas 77032

Ladies and Gentlemen:

            We have acted as counsel to Southwestern Energy Company (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3, as amended (the "Registration Statement"), relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus, of the Company's shares of common stock (the "Common Shares"), shares of preferred stock (the "Preferred Shares"), debt securities (the "Debt Securities"), warrants to purchase Common Shares, Preferred Shares or Debt Securities (the "Warrants"), stock purchase contracts (the "Stock Purchase Contracts"), or stock purchase units (the "Stock Purchase Units" and together with the Common Shares, the Preferred Shares, the Debt Securities, the Warrants and the Stock Purchase Contracts, the "Securities" and each a "Security") up to an aggregate initial public offering or purchase price of U.S. $300,000,000, or the equivalent thereof.

            In arriving at the opinions expressed below, we have reviewed the following documents:

(a)    the Registration Statement;

(b)    the indenture dated as of December 1, 1995 (the "Indenture") between the Company and The First National Bank of Chicago (now Bank One Trust Company, N.A.), as trustee (the "Trustee"); and

(c)    the amended and restated articles of incorporation and the by-laws of the Company.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

            In arriving at the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

            Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

            1.    The Company is a validly existing corporation and in good standing under the laws of Arkansas.

            2.    With respect to the Common Shares, when (i) the Board of Directors of the Company (the "Company Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Shares and related matters, and (ii) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Company Board, for the consideration approved by the Company Board, the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

            3.    With respect to Preferred Shares, when (i) the Company Board has taken all necessary corporate action to approve the issuance and terms of the Preferred Shares, the terms of the offering thereof and related matters, including, if necessary, the approval and filing of articles of amendment relating to the series of such Preferred Shares, and (ii) certificates representing the Preferred Shares have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Company Board, for the consideration approved by the Company Board, the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

            4.    With respect to the Debt Securities to be issued under the Indenture, when (i) the Company Board has taken all necessary corporate action to approve the creation, issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (ii)

such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Company Board, for the consideration approved by the Company Board, such Debt Securities will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

            5.    With respect to the Warrants, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

            6.    With respect to the Stock Purchase Contracts, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters, and (ii) the Stock Purchase Contracts have been duly authorized and validly executed and delivered by the Company and the other parties thereto in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board , upon payment of the consideration provided for therein, the Stock Purchase Contracts will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

            7.    With respect to the Stock Purchase Units, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters, (ii) the agreement relating to the Stock Purchase Units has been duly authorized and validly executed and delivered by the Company and the custodian or depositary appointed by the Company, and (iii) the Stock Purchase Units or certificates representing the Stock Purchase Units have been duly executed, countersigned, registered and delivered in accordance with the appropriate agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, upon payment of the consideration therefor provided for therein, the Stock Purchase Units will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

            Insofar as the foregoing opinions relate to the valid existence and good standing of the Company, they are based solely on a certificate of good standing received from the Secretary of State of the State of Arkansas.

            Insofar as the foregoing opinions relate to the authorization, execution, delivery, validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the law of the State of New York).

            In giving the foregoing opinions we have relied without independent investigation, as to matters relating to the law of Arkansas, on the opinion of Jeffrey L. Dangeau, General Counsel of Arkansas Western Gas Company, the Company's wholly owned subsidiary, a copy of which is attached hereto, and our opinions are subject to all of the limitations and qualifications contained therein. Except insofar as we have relied on such opinion, the foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this opinion as an exhibit, or otherwise, within the meaning of the Rules and Regulations of the SEC.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By:	/s/ Stephen H. Shalen
Stephen H. Shalen, a partner

[Letterhead of Arkansas Western Gas Company]

December 5, 2002

Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006

Ladies and Gentlemen:

            I am the General Counsel of Arkansas Western Gas Company, a wholly-owned subsidiary of Southwestern Energy Company, an Arkansas corporation ("Southwestern"), and have acted as Southwestern's advisor with respect to matters of Arkansas law in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3, as amended (the "Registration Statement"), relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus, of Southwestern's shares of common stock (the "Common Shares"), shares of preferred stock (the "Preferred Shares"), debt securities (the "Debt Securities"), warrants to purchase Common Shares, Preferred Shares or Debt Securities (the "Warrants"), stock purchase contracts (the "Stock Purchase Contracts"), or stock purchase units (the "Stock Purchase Units" and together with the Common Shares, the Preferred Shares, the Debt Securities, the Warrants and the Stock Purchase Contracts, the "Securities" and each a "Security") up to an aggregate initial public offering or purchase price of U.S. $300,000,000, or the equivalent thereof.

            In arriving at the opinions expressed below, I have reviewed the following documents:

(a)	the Registration Statement;
(b)	the indenture dated as of December 1, 1995 (the "Indenture") between Southwestern and The First National Bank of Chicago (now Bank One Trust Company, N.A.), as trustee (the "Trustee"); and
(c)	the amended and restated articles of incorporation and the by-laws of Southwestern;

and have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of Southwestern and such other instruments and other certificates of public officials, officers and representatives of Southwestern and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below I have assumed and have not verified that the signatures on all documents which I have examined are genuine.

            Based on the foregoing, and subject to the further assumptions and qualifications set forth below, I am of the opinion that:

            1.    Southwestern is a validly existing corporation and in good standing under the laws of Arkansas.

            2.    With respect to the Common Shares, when (i) the Board of Directors of Southwestern (the "Southwestern Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Shares and related matters, and (ii) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Southwestern Board upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Southwestern Board, for the consideration approved by the Southwestern Board, the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

            3.    With respect to Preferred Shares, when (i) the Southwestern Board of Directors of Southwestern has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Shares, the terms of the offering thereof and related matters, including, if necessary, the approval and filing of articles of amendment relating to the series of such Preferred Shares, and (ii) certificates representing the Preferred Shares have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Southwestern Board upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Southwestern Board, for the consideration approved by the Southwestern Board, the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

            4.    With respect to the Debt Securities to be issued under the Indenture, when (i) the Southwestern Board has taken all necessary corporate action to approve the creation, issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Southwestern Board, upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Southwestern Board, for the consideration approved by the Southwestern Board, such Debt Securities will be duly authorized and validly issued and will constitute valid and binding obligations of Southwestern, enforceable against Southwestern in accordance with their terms, and entitled to the benefits of the Indenture.

            5.    With respect to the Warrants, when (i) the Southwestern Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by Southwestern and the warrant agent appointed by Southwestern, and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Southwestern Board, upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued and will constitute valid and binding obligations of Southwestern, enforceable against Southwestern in accordance with their terms.

            6.    With respect to the Stock Purchase Contracts, when (i) the Southwestern Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters, and (ii) the Stock Purchase Contracts have been duly authorized and validly executed and delivered by Southwestern and the other parties thereto in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Southwestern Board, upon payment of the consideration provided for therein, the Stock Purchase Contracts will be duly authorized and validly issued and will constitute valid and binding obligations of Southwestern, enforceable against Southwestern in accordance with their terms.

            7.    With respect to the Stock Purchase Units, when (i) the Southwestern Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters, (ii) the agreement relating to the Stock Purchase Units has been duly authorized and validly executed and delivered by Southwestern and the custodian or depositary appointed by Southwestern, and (iii) the Stock Purchase Units or certificates representing the Stock Purchase Units have been duly executed, countersigned, registered and delivered in accordance with the appropriate agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Southwestern Board upon payment of the consideration therefor provided for therein, the Stock Purchase Units will be duly authorized and validly issued and will constitute valid and binding obligations of Southwestern, enforceable against Southwestern in accordance with their terms.

            Insofar as the foregoing opinions relate to the valid existence and good standing of the Company, they are based solely on a certificate of good standing received from the Secretary of State of the State of Arkansas.

            In rendering this opinion, I express no opinion other than as to the law of the State of Arkansas.

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Registration Statement and in the prospectus which forms a part of the Registration Statement and any supplement or supplements to such prospectus. By the giving of such consent, I do not admit that I am an expert with respect to any part of the Registration Statement, including this opinion as an exhibit, or otherwise, within the meaning of the term "Expert" as used in the Rules and Regulations of the SEC.

Very truly yours,

By:	/s/Jeffery L. Dangeau
Jeffery L. Dangeau General Counsel